Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

June 8, 2016

Harley-Davidson Customer Funding Corp.

222 West Adams Street, Suite 2000

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Company”), as depositor of the Harley-Davidson Motorcycle Trust 2016-A (the “Trust”), a statutory trust formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee (the “Trust Agreement”), in connection with the preparation of a Registration Statement on Form SF-3 (Registration No. 333-208825), including the prospectus constituting a part thereof, filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2015 and last amended by Pre-Effective Amendment No. 4, which became effective on April 18, 2016 (as so amended, the “Registration Statement”), the preliminary prospectus dated May 27, 2016 and the final prospectus, dated June 7, 2016 (collectively, the “Prospectus”), filed by the Company with the SEC pursuant to Rules 424(h) and 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Trust of asset-backed notes described in the Prospectus (the “Securities”).  As described in the Prospectus, the Securities will be issued on or about June 15, 2016 by the Trust pursuant to an indenture (the “Indenture”) between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Prospectus.

As counsel to the Company in connection with the proposed issuance of the Securities, we have examined:  (i) the Registration Statement, including the Prospectus and exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and By-laws; (iii) the proposed form of the Indenture; (iv) the proposed form of the Sale and Servicing Agreement; (v) the proposed form of the Transfer and Sale Agreement; (vi) the proposed form of the Administration Agreement; (vii) the Trust Agreement and the corresponding proposed form of the Amended and Restated Trust Agreement, dated on or about June 8, 2016, among the Company, Wilmington Trust, National Association, as owner trustee, and The Bank of New York Mellon Trust Company, N.A., as paying agent; (viii) the proposed form of the Amended and Restated Trust Agreement, dated on or about June 8, 2016, among the Trust, Harley-Davidson Credit Corp. and Wilmington Trust, National Association, as underlying trustee; and (ix) such other proceedings, documents, authorizations and records as we have deemed necessary to enable us to render this opinion.

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	TALLAHASSEE
BRUSSELS	LOS ANGELES	NEW YORK	SAN FRANCISCO	TAMPA
CHICAGO	MADISON	ORLANDO	SHANGHAI	TOKYO
DETROIT	MIAMI	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.

Harley-Davidson Customer Funding Corp.

June 8, 2016

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based on and subject to the foregoing, we are of the opinion that, assuming the due authorization of the Indenture by the Trust and the Indenture Trustee, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly executed and delivered by all necessary parties, (c) the Securities have been duly executed and issued by the Trust and authenticated by the Indenture Trustee and sold by the Trust, and (d) payment of the agreed consideration for the Securities shall have been received by the Trust, the Securities will be validly issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of Wisconsin and Illinois and the federal laws of the United States of America. This opinion is limited to the effect of the current state of the laws of the States of Wisconsin and Illinois and the federal laws of the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the reference to our firm therein.  In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP